AMENDED EXHIBIT A TO FUND SUB-ADMINISTRATION AND ACCOUNTING AGREEMENT BETWEEN OLD MUTUAL FUND SERVICES AND THE BANK OF NEW YORK, DATED SEPTEMBER 25, 2007

AS AMENDED OCTOBER 29, 2007

Name of Fund

Old Mutual Asset Allocation Conservative Portfolio

Old Mutual Asset Allocation Balanced Portfolio

Old Mutual Asset Allocation Moderate Growth Portfolio

Old Mutual Asset Allocation Growth Portfolio

Old Mutual Copper Rock Emerging Growth Fund

Old Mutual Analytic Defensive Equity Fund

Old Mutual Clay Finlay China Fund

Old Mutual Clay Finlay Emerging Markets Fund

Old Mutual International Equity Fund

Old Mutual Analytic Global Defensive Equity Fund

Old Mutual VA Asset Allocation Conservative Portfolio

Old Mutual VA Asset Allocation Balanced Portfolio

Old Mutual VA Asset Allocation Moderate Growth Portfolio

Old Mutual VA Asset Allocation Growth Portfolio

Old Mutual Analytic VA Defensive Equity Portfolio

Old Mutual Analytic VA Global Defensive Equity Portfolio

Old Mutual International Bond Fund

Old Mutual Provident Mid-Cap Growth Fund

The Bank of New York	Old Mutual Fund Services

By: /s/ Joseph Keenan	By: /s/ Robert T. Kelly

Name:	Joseph Keenan	Name: Robert T. Kelly

Title: Managing Director	Title: Vice President